UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GARTNER, INC.

(Name of Registrant as Specified in Its Charter)

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April 10, 2018

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2018 Annual Meeting of Stockholders to be held on Thursday, May 24, 2018, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2017 Annual Report to Stockholders is also included with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2018 Proxy Statement and our 2017 Annual Report to Stockholders, and how to vote online on the three management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice, and will receive the proxy materials in the format requested.

In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

Sincerely,

Eugene A. Hall
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 24, 2018

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road

Stamford, Connecticut 06904

Matters To Be Voted On:	(1) Election of eleven members of our Board of Directors;

(2) Approval, on an advisory basis, of the compensation of our named executive officers; and

(3) Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

Record Date:	March 29, 2018 – You are eligible to vote if you were a stockholder of record on this date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 24, 2018: We are making this Notice of Annual Meeting, this Proxy Statement and our 2017 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 10, 2018. Stockholders of record at the close of business on March 29, 2018 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Jules Kaufman
Corporate Secretary

Stamford, Connecticut
April 10, 2018

56 Top Gallant Road
Stamford, Connecticut 06904

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on May 24, 2018

GENERAL INFORMATION

The Annual Meeting and Proposals

The 2017 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, May 24, 2018, at 10:00 a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2017 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 10, 2018. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The three proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	Election of eleven (11) nominees to our Board of Directors;
•	Approval, on an advisory basis, of the compensation of our named executive officers; and
•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2018 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of Common Stock they represent in their discretion.

Information Concerning Proxy Materials and the Voting of Proxies

Why is it Important to Vote?

Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. For more information on escheatment laws, please visit www.investor.gartner.com. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.

Why Did You Receive a Notice Regarding Availability of Proxy Materials?

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 10, 2018, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.

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If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?

If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions you must follow in order for your shares to be voted. Additionally, under applicable New York Stock Exchange (“NYSE”) rules relating to the discretionary voting of proxies, banks, brokers and other nominees are not permitted to vote shares with respect to “non-routine” matters, such as the election of directors and the say on pay proposal presented this year without instructions from the beneficial owner, except they are able to vote without instructions on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm. Therefore, beneficial holders are advised that, if they do not timely provide instructions to their bank, broker or other nominee, their shares will not be voted in connection with Proposals One and Two, but may be voted in connection with Proposal Three. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?

If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, materials are available on www.proxyvote.com and have available your 12-digit Control number(s) located on your Notice.

How Can You Request Paper or Email Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 10, 2018. To request paper or email copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

What is “Householding”?

We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.

We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-800-542-1061. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.

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Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2018 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 91,040,171 shares of our common stock, par value $.0005 per share (“Common Stock”) outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

How Can You Vote?

You may vote using one of the following methods:

➢	Internet	You may vote on the Internet up until 11:59 PM Eastern Time on May 23, 2018 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.
➢	Telephone	You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on May 23, 2018, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.
➢	Mail	If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.
➢	In Person	You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or attending the Annual Meeting to vote in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

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Votes Required

Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.

Proposals Two and Three: The affirmative “FOR” vote of a majority of the votes cast is required to approve Proposal Two - the advisory (non-binding) approval of the Company’s executive compensation; and Proposal Three - the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. For Proposals Two and Three, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote:

✓ FOR	Election of the eleven nominees to our Board of Directors
✓ FOR	Approval, on an advisory basis, of the compensation of our named executive officers
✓ FOR	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?

This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $6,500, which will be paid by the Company.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – www.investor.gartner.com.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

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THE BOARD OF DIRECTORS

General Information about our Board of Directors

Our Board currently has eleven directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Employment Agreements with Executive Officers below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

Each member of our Board has been nominated for re-election at the 2018 Annual Meeting. See Proposal One – Election of Directors on page 15. In October 2017, Eileen Serra was appointed to the Board for a term expiring at the 2018 Annual Meeting and has been recommended for election. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Michael J. Bingle, 45, director since 2004	Mr. Bingle is a Managing Partner and Managing Director of Silver Lake, a private equity firm that he joined in January 2000. Prior thereto, he was a principal with Apollo Management, L.P., a private equity firm, and an investment banker at Goldman, Sachs & Co. He is a former director of Ameritrade Holding Corporation and Virtu Financial Inc.
Mr. Bingle’s investing, investment banking and capital markets expertise, coupled with his extensive working knowledge of Gartner (a former Silver Lake portfolio company), its financial model and core financial strategies, provide valuable perspective and guidance to our Board and Compensation Committee.
Peter E. Bisson, 60, director since 2016	Mr. Bisson retired from McKinsey & Company, a global management consulting business, in 2016 where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of ADP.
Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs and marketing and technology development, which qualifies him to serve as a director.
Richard J. Bressler, 60, director since 2006	Mr. Bressler is President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a mass media company, which filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018, and Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.
Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.
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Raul E. Cesan, 70, director since 2012	Mr. Cesan is the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of substantial responsibility: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan is also a director of The New York Times Company.
Mr. Cesan’s extensive operational and international experiences provide valuable guidance to our Board and Compensation Committee.
Karen E. Dykstra, 59, director since 2007	Ms. Dykstra served as Chief Financial and Administrative Officer from November 2013 to July 2015, and as Chief Financial Officer from September 2012 to November 2013, of AOL, Inc. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of VMware, Inc. and Boston Properties, Inc., and a former director of Crane Co. and AOL, Inc.
Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.
Anne Sutherland Fuchs, 70, director since 1999	Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is also a director of Pitney Bowes Inc.
Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees.
William O. Grabe, 79, director since 1993	Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of QTS Realty Trust, Inc. and Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation, iGate Computer Systems Limited (f/k/a Patni Computer Systems Ltd.) and Covisint Corporation.
Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee.
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Eugene A. Hall, 61, director since 2004	Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner as Chief Executive Officer in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.
As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance, and is the sole management representative on the Board.
Stephen G. Pagliuca, 63, director since 1990 (except for 6 months in 2009 when he entered the U.S. Senate race for Massachusetts)	Mr. Pagliuca is a Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and Co-Chairman of Bain Capital, L.P. He is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Quintiles Transnational Corporation and Warner Chilcott PLC. He currently serves on the Board of Directors of Axis Bank, Ltd., Virgin Voyages and The Weather Company.
Mr. Pagliuca has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters.
Eileen Serra, 63, director since October 2017	Ms. Serra retired from JPMorgan Chase & Co., an international financial services company, in February 2018, where she last served as a Senior Advisor focusing on strategic growth initiatives across Chase Consumer and Community Banking businesses. From 2012 to 2016, she served as the CEO of Chase Card Services. Prior to joining Chase Card Services in 2006, Ms. Serra was a Managing Director at Merrill Lynch. She was a Senior Vice President at American Express and a partner at McKinsey & Company earlier in her career.
Ms. Serra has extensive operational and management experience, having held senior positions at some of the world’s largest companies, which allows her to provide valuable guidance to our Board.
James C. Smith, 77, director since 2002 and Chairman of the Board since 2004	Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.
Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as Chairman of the Board.

Majority Vote Standard

The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Chairman. The Board, in its discretion, can determine whether or not to accept the resignation.

Compensation of Directors

The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation and recommends changes, when appropriate. The Compensation and Governance Committees

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are supported in this review by Exequity, LLP. The review examines director compensation in relation to two comparator groups: Peer Group and General Industry Reference Group. The Peer Group includes the same companies used to benchmark executive pay. The General Industry Reference Group includes 100 companies with median revenues similar to that of Gartner. Regular review of the director compensation program ensures that the director compensation is reasonable, and reflects a mainstream approach to the structure of the compensation components and the method of delivery. Director compensation is primarily reviewed in relation to the Peer Group. Gartner last raised director compensation in 2013; all pay elements were increased at that time to close an identified shortfall from the median. Based on the director compensation review conducted in January 2018, Gartner’s director compensation trailed the Peer Group’s 25th percentile. As a result, an increase in the director annual equity grant from $200,000 to $240,000 was approved, effective as of the 2018 Annual Meeting. An increase in equity compensation was the only change made to director compensation in following with Gartner’s philosophy to provide more value in equity compensation than cash. The section that follows describes the director compensation program and components after this change.

Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as director:

Annual Director Retainer Fee:	$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly instalments, on the first business day of each quarter. These amounts are paid in common stock equivalents (“CSEs”) granted under the Company’s 2014 Long-Term Incentive Plan (“2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.
Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.
Annual Committee Member Fee:	$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.
Annual Equity Grant:	$240,000 in value of restricted stock units (RSUs), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the award date. The restrictions lapse one year after grant subject to continued service as director through that date; release may be deferred at the director’s election.
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Director Compensation Table

This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2017. Mr. Hall receives no additional compensation for service as director.

	Fees	Stock
	Earned Or Paid	Awards	Total
Name	($)(1)	($)(2)(3)	($)
Michael J. Bingle	73,125	199,905	273,030
Peter E. Bisson	64,375	199,905	264,280
Richard J. Bressler	90,000	199,905	289,905
Raul E. Cesan	70,000	199,905	269,905
Karen E. Dykstra	75,000	199,905	274,905
Anne Sutherland Fuchs	92,500	199,905	292,405
William O. Grabe	77,500	199,905	277,405
Stephen G. Pagliuca	60,000	199,905	259,905
Eileen Serra	10,108	117,183	127,291
James C. Smith	175,000	199,905	374,905

(1)	Includes amounts earned in 2017 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. For Ms. Serra, represents the pro rata Annual Director Retainer Fee from October 31, 2017, the date of her appointment to the board. For Messrs. Bingle and Bisson, includes their respective prorated Governance Committee member fee for 2017. Mr. Bisson replaced Mr. Bingle as a member of the Governance Committee after their re-election at the 2017 Annual Meeting on June 1, 2017. Does not include reimbursement for meeting attendance expenses.

(2)	Except for Ms. Serra, represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 1,658 RSUs that vest on June 1, 2018, one year from the date of the 2017 Annual Meeting (unless deferred release was elected), subject to continued service through that date. Accordingly, the number of RSUs awarded was calculated by dividing $200,000 by the closing price of our Common Stock on June 1, 2017 ($120.57).

(3)	For Ms. Serra, represents the grant date value of an annual equity award computed in accordance with FASB ASC Topic 718, consisting of 999 RSUs that will vest on June 1, 2018, one year from the date of the 2017 Annual Meeting, subject to continued service through that date. The number of RSUs awarded was calculated by dividing $117,260 ($200,000 pro-rated from October 31, 2017, the date of her appointment to the board, to June 1, 2018) by the closing price of our Common Stock on November 15, 2017, the date of grant ($117.30).

Director Stock Ownership and Holding Period Guidelines

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee ($60,000). Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within the three year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. As of December 31, 2017, all of our directors were in compliance with these guidelines.

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CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➢	Independent Chairman of the Board
➢	Majority voting for directors
➢	Annual election of directors
➢	Annual Board and Committee performance evaluation
➢	Executive sessions after each Board and Committee meeting
➢	10 out of 11 directors are independent
➢	3 out of 11 directors are women
➢	Fully independent Board committees
➢	Annual director affirmation of compliance with Code of Conduct
➢	Annual director evaluation of CEO

Board Principles and Practices

Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Guidelines, which are posted on www.investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.

Director Independence

Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the NYSE in its corporate governance listing standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner.

After analysis and recommendation by the Governance Committee, the Board determined that:

•	all non-management directors (Michael Bingle, Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca, Eileen Serra and James Smith) are independent under the NYSE listing standards;
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•	our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and

•	our Compensation Committee members (Ms. Fuchs and Messrs. Bingle and Cesan) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.

Board Leadership Structure

The leadership of our Board of Directors rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

Risk Oversight

The Board of Directors, together with management, oversees risk at Gartner. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary. The Audit Committee regularly receives updates on cybersecurity matters from the Company’s Chief Information Officer and discusses issues identified at its meetings.

The Risk (Internal Audit) function reports directly to the Audit Committee, and provides quarterly reports to the committee. The committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Risk also meets with the Audit Committee in executive session on a quarterly basis.

The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, hotline activities and litigation matters.

The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Any internal control deficiencies and the status of remediation efforts as well as any findings of the Disclosure Controls Committee are reported to the Audit Committee on a quarterly basis.

Risk Assessment of Compensation Policies and Practices

Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. In 2017, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held seven meetings during 2017. During 2017, all of our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2017, Mr. Hall and other executive officers of the Company attended the 2017 Annual Meeting of Stockholders.

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Committees Generally and Charters

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2017:

Name	Audit	Compensation	Governance/Nominating
Michael J. Bingle		X
Peter E. Bisson			X*
Richard J. Bressler	X (Chair)
Raul E. Cesan		X
Karen E. Dykstra	X
Anne Sutherland Fuchs		X (Chair)	X
William O. Grabe			X (Chair)
Stephen G. Pagliuca
Eileen Serra
James C. Smith	X
Meetings Held in 2017:	5	7	4

*	Mr. Bisson replaced Mr. Bingle as a member of the Governance Committee on June 1, 2017.

In 2017, the Board also delegated to a Special Finance Committee consisting of Messrs. Bingle, Pagliuca and Smith the authority to approve certain financing transaction relating to the acquisition of CEB Inc. The Special Finance Committee met once in 2017.

Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓	the integrity of the Company’s financial statements;
✓	the Company’s compliance with legal and regulatory requirements;
✓	the independent registered public accounting firm’s retention, qualifications and independence; and
✓	the Company’s Risk, Compliance and Internal Audit functions.

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the SEC, and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.

Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 51 below.

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The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm and the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the independent registered public accounting firm and the internal auditor without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters, as well as alleged violations of Gartner’s Code of Conduct or any other policies. All submissions on the hotline are reported to the General Counsel, who determines the mode of investigation, to the internal auditor and to the Audit Committee at each regular meeting. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

Compensation Committee

Our Compensation Committee has responsibility for:
✓	administering and approving all elements of compensation for the Chief Executive Officer and other executive officers;
✓	approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓	participating in the evaluation of CEO performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all compensation committee advisers; and
✓	providing oversight in connection with company-wide compensation programs.

The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2017 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 31 below).

Exequity LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses, and advice to the Committee during various stages of 2017 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.

The Compensation Committee has assessed the independence of Exequity, and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.

Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 17 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2017, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any

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relationship with the Company required to be disclosed under Transactions With Related Persons below. Additionally, during 2017, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓	the size, composition and organization of our Board;
✓	the independence of directors and committee members under applicable standards;
✓	our corporate governance policies, including our Board Principles and Practices;
✓	the criteria for directors and the selection of nominees for election to the Board;
✓	committee assignments;
✓	the form and amount of director compensation;
✓	the performance evaluation of our CEO and management succession planning; and
✓	the annual Board and Committee performance evaluations.

While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, three of our eleven directors are women. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination. The appointment of Ms. Serra to the Board resulted from a search, led by members of the Governance Committee, to identify a potential independent candidate who also satisfied certain other criteria for Board membership discussed above. The Committee received suggestions from a variety of sources, including a third-party search firm.

Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2019 Annual Meeting on page 52.

Code of Ethics and Code of Conduct

Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Miscellaneous—Available Information below.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Our Board, acting through the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election, and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about Our Board of Directors on page 5 above. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2019 Annual Meeting of Stockholders or a successor has been elected.

Michael J. Bingle	Anne Sutherland Fuchs
Peter E. Bisson	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	Eileen Serra
James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR management’s eleven nominees for election to the Board of Directors.

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EXECUTIVE OFFICERS

General Information About our Current Executive Officers:

Eugene A. Hall 61	Chief Executive Officer and director since 2004. Prior to joining Gartner as Chief Executive Officer, he was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.
Joe Beck 57	Executive Vice President, Global Technology Sales since November 2017. In his more than 20 years at Gartner, he has served as Senior Vice President, Americas End User Sales and Managing Vice President. Prior to joining Gartner, he held sales positions at McGraw-Hill.
Ken Davis 49	Executive Vice President, Products & Services since August 2017, and Senior Vice President, Business and IT Leaders, Products & Services since 2008. Previously at Gartner, he has served as Senior Vice President, End User Programs, High Tech & Telecom Programs, and Strategy, Marketing and Business Development. Prior to joining Gartner in 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.
Alwyn Dawkins 52	Executive Vice President, Worldwide Events since August 2017, and Senior Vice President, Worldwide Events since 2008. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.
Mike Diliberto, 52	Executive Vice President & Chief Information Office since August 2017, and Senior Vice President & Chief Information Officer since 2016. Previously, he served as CIO at Priceline, a leader in online travel and related services. Before joining Priceline, he held several senior technology positions at the online division of News Corp, where he was instrumental in establishing an online presence for News Corp brands such as Fox News, Fox Sports, TV Guide and Sky Sports, including launching the first major league baseball website. Previously, he held several leadership positions at Prodigy Services Company, one of the pioneering consumer-focused online services.
Scott Hensel 45	Executive Vice President, Consulting since October 2017. Prior to joining Gartner, he served as President, Terex Services, Parts and Customer Solutions, at Terex Corporation, a manufacturing company. Previously, he spent 14 years at McKinsey & Company where he last served as a partner.
Jules Kaufman 60	Executive Vice President, General Counsel & Secretary since August 2017. Prior to joining Gartner, he was Chief Legal Officer and Secretary at Coty Inc., a beauty products manufacturer, from 2008 through 2016. Previously, he spent 18 years at Colgate-Palmolive, last serving as General Counsel Europe/South Pacific.
Robin Kranich 47	Executive Vice President, Human Resources since August 2017, and Senior Vice President, Human Resources since 2008. During her more than 20 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner EXP; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.
David McVeigh 50	Executive Vice President, New Market Programs since August 2017, and Senior Vice President, New Markets Programs since August 2015. Prior to joining Gartner, he was a managing director at Hellman & Friedman LLC, a private equity firm and an operating partner at Blackstone Group, and a partner at McKinsey & Company.
Craig W. Safian 49	Executive Vice President & Chief Financial Officer since August 2017, and Senior Vice President & Chief Financial Officer since June 2014. In his 15 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as CFO, and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb, and was an accountant for Friedman, LLP where he achieved CPA licensure.
Peter Sondergaard 54	Executive Vice President, Research since August 2017 and Senior Vice President, Research since 2004. During his 29 years at Gartner, he has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector, Vice President and General Manager for Gartner Research EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.
Chris Thomas 46	Executive Vice President, Business Sales since August 2017, and Senior Vice President, Executive Programs since April 2013. During his almost 20 years at Gartner, he has held various roles, including Group Vice President, Sales, leading the Americas IT, Digital Marketing and Global Supply Chain sales group; head of North America and Europe, Middle East and Africa (EMEA) Small and Medium Business sales organizations, and a number of other roles, including sales operations and field sales leadership. Before joining Gartner, he spent seven years in procurement, sales and marketing at Exxon Mobil.
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COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2017:

Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Alwyn Dawkins	Executive Vice President, Worldwide Events
David McVeigh	Executive Vice President, New Market Programs
Peter Sondergaard	Executive Vice President, Research
Per Anders Waern*	Former Executive Vice President, Gartner Consulting

*	Mr Waern’s last day of employment with the Company was December 1, 2017.

The CD&A is organized into three sections:

•	The Executive Summary, which highlights the extraordinary year we had in 2017, including the acquisition of CEB, the importance of our Contract Value (herein “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”)

•	The Compensation Setting Process for 2017

•	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2017.

EXECUTIVE SUMMARY

2017 - An Extraordinary Year

As has been our long-term strategy, our business model focuses on highly renewable research-based subscriptions. The key to our success resides in providing indispensable research and advisory services to leaders in Technology, Supply Chain, and Marketing. For more than a decade, the combination of our business model and strong execution fuelled strong, sustained annualized double digit growth on all of our key metrics.

In January 2017, Gartner announced its intention to acquire CEB, a publicly traded company that also sells research-based subscriptions. CEB’s products are complementary to Gartner’s and expanded our research and advisory services across all major business functions, including: Technology, Supply Chain, Sales & Marketing, HR, and Finance.

From a scale and scope perspective, the CEB acquisition represented roughly a 50% increase in the number of employees and more than doubled Gartner’s product portfolio. In considering the acquisition, Gartner management planned to accomplish two main objectives in 2017:

1.	Close the CEB acquisition in Q2 and establish an integration plan, including identification of synergies by year-end 2017.

2.	Maintain double digit growth of the heritage Gartner research business (i.e., Gartner excluding CEB).

Our results on these two main objectives were strong. In fact, we exceeded both objectives:

✓	We closed the CEB acquisition in early April.
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✓	Once the acquisition closed, we aggressively integrated the two companies. The two research organizations and the product teams are integrated. The heritage CEB destination events and Evanta businesses have been integrated into the heritage Gartner Events business. Staff functions such as HR, finance and IT have been integrated.

✓	We not only identified potential synergies, but we captured them sooner than originally planned.

✓	We accelerated investments needed to drive future growth in the heritage CEB research and advisory business.

✓	We developed a new set of products, introduced improved commercial terms, and improved retention.

✓	We determined that CEB’s Talent Assessment business did not fit strategically and completed the sale of that business in early April 2018.

In addition, heritage CEB contract value grew nearly 2% in 2017, faster than in recent years, and wallet retention improved by six percentage points, a remarkable improvement in a single year.

In parallel, the heritage Gartner subscription-based research segment grew at an accelerated pace of more than 15% on an FX neutral basis. Overall, our ability to close and integrate a substantial acquisition, while at the same time maintaining focus and accelerating growth of our heritage research business, was extraordinary.

Contract Value–A Unique Key Performance Metric for Gartner

Total Contract Value (“CV”) represents the value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily events tickets) included with research products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, Contract Value is our single most important performance metric. It focuses all of our executives on driving both short-term and long-term success for our business and stockholders.

Contract Value = Both Short-Term and Long-Term Measures of Success
Short-Term	✓	Measures the value of all subscription research contracts in effect at a specific point in time
Long-Term	✓	Measures revenue that is highly likely to recur over a multi-year period

Comparing CV year over year measures the short-term growth of our business. More importantly, CV is also an appropriate measure of long–term performance due to the nature of our Research subscription business. Our Research business is our largest business segment (75% of 2017 gross revenues) with our highest contribution margins (67% for 2017). Our Research enterprise client retention and retained contract value (or wallet retention) are consistently very high. The combination of annual contracts and high renewal rates are predictive of revenue highly likely to recur over a 3 – 5 year period.

The acquisition of CEB does not change this focus on CV, but rather reinforces its importance.

Accordingly, growing CV drives both short-term and long-term corporate performance and shareholder value. As such, all Gartner executives and associates are focused at all times on growing CV. This, coupled with the fact that our investors are also focused on this metric, ensures that we are aligned on the long-term success of the Company.

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Our strong results have fuelled stock price growth which lead comparison groups as shown below.

Key Attributes of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.

Its key features are as follows:

✓	100% of executive equity awards and executive bonus awards are performance-based (with exception to acquisition-related awards).
✓	70% of our executive equity awards, and 100% of our executive bonus awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by our Compensation Committee.
✓	91% percent of our CEO’s target total compensation (80% in the case of our other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	82% of our CEO’s target total compensation (65% in the case of our other NEOs) is in the form of equity awards.
✓	Earned equity awards may increase or decrease in value based upon stock price movement during the vesting period.
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Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:
✓	We have an independent Compensation Committee.
✓	We have an independent compensation consultant that reports directly to the Compensation Committee.
✓	We annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓	All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	We have a clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓	We have robust stock ownership guidelines for our directors and executive officers.
✓	We have holding period requirements that require 50% of net after tax shares from all released equity awards to be held by a director or executive officer until stock ownership guidelines are satisfied.
✓	We prohibit hedging and pledging transactions in company securities.
✓	We do not provide excise tax gross up payments.
✓	We encourage retention by providing for equity awards that vest 25% per year over 4 years, commencing on the grant date anniversary.
✓	The potential annual payout on incentive compensation elements is limited to 2 times target.
✓	Our equity plan prohibits:
○ a vesting period of less than 12 months on equity awards;
○ repricing stock options and surrendering outstanding options for new options with a lower exercise price without stockholder approval;
○ cash buyouts of underwater options or stock appreciation rights without stockholder approval;
○ “liberal share recycling”; and
○ granting options or stock appreciation rights with an exercise price less than the fair market value of the Company’s common stock on the date of grant.
✓	We do not grant equity awards to our directors or executive officers during closed trading windows.

COMPENSATION SETTING PROCESS FOR 2017

This discussion explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element to pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

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The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➢	to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation;
➢	to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions; and
➢	to ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement by the Company of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term equity-based incentive compensation).

Principal Compensation Elements and Objectives

To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

Base Salary	➢	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan
	➢	Reflect responsibilities of the position, experience of the executive and marketplace in which we compete for talent
Short-Term Incentive Compensation (cash bonuses)	➢	Motivate executives to generate outstanding performance and achieve or exceed annual operating plan
	➢	Align compensation with results
Long-Term Incentive Compensation (equity awards)	➢	Ensure rewards are commensurate with long-term performance and promote retention
	➢	Align executive rewards with long-term stock price appreciation
	➢	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership and ensuring greater alignment with stockholders

How the Company Determines Executive Compensation

In General

The Company set aggressive performance goals in planning 2017 executive compensation. In order for our executives to earn target compensation, the Company needed to exceed double digit growth in two key performance metrics, as discussed below.

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The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging. The target performance objectives were intended to compel the level of performance necessary to enable the Company to achieve its operating plan for 2017.

As in prior years, the short-term and long-term incentive compensation elements provided executives with opportunities to increase their total compensation package based upon the over-achievement of corporate performance objectives; similarly, in the case of under-achievement of corporate performance objectives, the value of these incentive elements would fall below their target value (with the possibility of total forfeiture of the short-term element and 70% of the long-term element), and total compensation would decrease correspondingly. We assigned greater weight to the long-term incentive compensation element, as compared to the salary and short-term elements, in order to promote long-term decision-making that would deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets serve as a strong retention incentive.

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our peer companies and general trends. See Employment Agreements with Executive Officers – Mr. Hall below for a detailed discussion of Mr. Hall’s agreement.

Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2017 Say on Pay Approval = 99% of votes cast

The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2017. The Company and the Compensation Committee will consider the results on this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have consistently strongly supported our executive compensation program. As such, no specific changes were made to the compensation program as a result of the 2017 Say of Pay vote.

Benchmarking and Peer Group

Executive compensation planning for 2017 began mid-year in 2016. Our Compensation Committee commissioned Exequity, an independent compensation consultant, to perform a competitive analysis of our executive compensation practices (the “Compensation Study”). Exequity’s findings were considered by the Compensation Committee and by management in planning our 2017 executive compensation program. The Compensation Study utilized market data provided by Aon Hewitt pertaining to compensation paid to individuals occupying senior executive positions at Gartner’s selected peer group of companies for executive compensation benchmarking purposes (the “Peer Group”), effective as of January 1, 2017.

The Compensation Committee reviews the Peer Group annually to ensure comparability based on Gartner’s operating characteristics, labor market relevance and defensibility. The 2017 competitive analysis compared Gartner’s target compensation to the Peer Group. The Peer Group comprised 17 publicly-traded companies that resemble Gartner in size (in terms of revenues and number of employees), have a similar business model and with whom Gartner competes

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for executive talent. Gartner ranked at the 43rd percentile in revenues relative to the Peer Group. Peer Group companies included:

Adobe Systems Incorporated	Intuit Inc.
Autodesk, Inc.	Moody’s Corporation
CA Inc.	Nuance Communications, Inc.
Cadence Design Systems, Inc.	PTC Inc.
Citrix Systems, Inc.	Redhat Inc.
The Dun & Bradstreet Corporation	salesforce.com, inc
Equifax Inc.	Synopsys, Inc.
IHS Markit Ltd	Verisign, Inc.
Verisk Analytics, Inc.

Management and the Compensation Committee concluded that the Peer Group, which was established in mid-2016 (well before the decision to acquire CEB) was appropriate for 2017 executive compensation planning purposes given comparability to Gartner.

The Compensation Committee does not target NEO’s pay to a specified percentile relative to the Peer Group, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary, plus Target Bonus) and Target Total Compensation (Target Total Cash plus long-term incentives).

The result of the competitive analysis indicated that for 2016 Gartner’s aggregate NEO (including CEO) Base Salary approximated the Peer Group median, whereas Target Total Cash and Target Total Compensation trailed the median, with variance in positioning by executive. In order to remain competitive in the market place and in light of Gartner’s philosophy to pay a greater percentage of total compensation in the form of performance-based compensation and, in particular, performance-based long-term incentive compensation, the Committee approved a 3% merit increase to base salary, a 5% point increase to target bonus, and an 8% merit increase to the annual long-term incentive compensation award value for all NEOs (other than Mr. Hall and Mr. Safian) for 2017. Mr. Hall received a 5% merit increase to his annual long-term incentive award value only. Mr. Safian is still relatively new in his role of CFO, and as a result trailed the market median of the Peer Group in all elements of compensation. Consistent with the Company’s philosophy of moving executives to fully competitive rates over two to three years, the Committee adjusted his compensation by increasing his base salary by 6.8%, his target bonus percent by 5%, and increasing his annual long-term incentive award value by 15%. The table below summarizes these increases for 2017:

NEO	Base Salary	Target Bonus Percent	Long-term Incentive Award
Eugene A. Hall	0%	0%	5%
Craig W. Safian	6.8%	5%	15%
Alwyn Dawkins	3%	5%	8%
David McVeigh	3%	5%	8%
Peter Sondergaard	3%	5%	8%
Per Anders Waern	3%	5%	8%

In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s executive pay and Company performance as measured by Total Shareholder Return and Shareholder Value against the relationship exhibited by Gartner’s peer group. The analysis indicates that pay realized by Gartner’s NEOs is generally well aligned with financial results. Gartner has historically performed above the peer

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group median and has paid at or above median total compensation which is consistent with the Company’s pay-for-performance philosophy.

One-time Special Acquisition Award for CEO

To recognize the effort needed to successfully acquire and integrate CEB, the Compensation Committee approved a one-time special acquisition award for Mr. Hall, in addition to his annual long-term incentive award. The one-time special acquisition award consisted of performance stock units that would vest only if the CEB acquisition was completed in 2017 and certain synergy and integration goals were achieved for CEB including, among other things, the establishment of an integration plan and the identification of synergies by year-end 2017. The grant value of the special acquisition award was $1,000,000 (which translated to 10,093 performance stock units at target based on the closing stock price of our Common Stock on the date of grant). The Compensation Committee reserved the right to reduce the number of performance stock units that would actually vest based upon operational and strategic results attributable to the acquisition. The special acquisition award was not considered to be a part of Mr. Hall’s on-going target compensation.

Other Acquisition-Related Compensation Changes

Subsequent to the acquisition of CEB, given the expanded roles and responsibilities of the management team in the combined Gartner and CEB business, the Compensation Committee approved a one-time restricted stock unit grant to all NEOs (other than Mr. Hall and Mr. Waern) lifting target total compensation by approximately 8%. The restricted unit award would vest over four years. On a go forward basis, the value of the awards are added to the equity component of each recipient’s total target compensation to reflect the executives’ enhanced responsibilities, with the continued split of 70% performance-based restricted stock units (PSUs) and 30% stock appreciation rights (SARs).

Executive Compensation Elements Generally

Pay Mix

The following pie charts illustrate the relative mix of target compensation elements for the NEOs in 2017 (excluding Mr. Hall’s one-time special acquisition award since it is not part of Mr. Hall’s ongoing target compensation). Long-term incentive compensation consists of PSUs, SARs and time-based restricted stock units (RSUs), and represents a majority of the compensation we pay to our NEOs–82% to the CEO and 65% to all other NEOs. We allocate more heavily to long-term incentive compensation because we believe that it contributes to a greater degree to the delivery of top performance and the retention of employees than does cash and short-term compensation (bonus).

Base Salary

We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data. In determining whether to award salary merit

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increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year. The following table sets forth the 2016 and 2017 base salary of each NEO and the corresponding year-over-year percentage increase:

NEO	2016 Base Salary ($)	2017 Base Salary ($)	Percentage Increase
Eugene A. Hall	908,197	908,197	0%
Craig W. Safian	515,000	550,000	6.8%
Alwyn Dawkins	451,402	464,944	3%
David McVeigh	451,402	464,944	3%
Peter Sondergaard	451,402	464,944	3%
Per Anders Waern	451,402	464,944	3%

Short-Term Incentive Compensation (Cash Bonuses)

All bonuses to executive officers are awarded pursuant to Gartner’s stockholder-approved Executive Performance Bonus Plan. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success. Bonuses awarded under this plan to eligible employees were designed in 2017 to qualify as deductible performance-based compensation within the meaning of Code Section 162(m) as in effect when the bonus opportunities for 2017 were established.

In 2017, bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2017 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2017 executive officer bonuses were:

•	2017 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on a foreign exchange neutral basis, and

•	Contract Value (CV) at December 31, 2017 which, as described above, measures the long–term prospects of our business (weighted 50%), on a foreign exchange neutral basis.

Management and our Compensation Committee continue to believe that EBITDA and CV are the most significant measurements of profitability and long-term business growth for our Company, respectively. They have been successfully used for several years as performance metrics applicable to short-term incentive compensation that drive business performance and that motivate executive officers to achieve outstanding performance.

For 2017, each executive officer was assigned a bonus target that was expressed as a percentage of salary, which varied from 65% to 105% of salary depending upon the executive’s level of responsibility and in most cases was 5% greater than the previous year. With respect to our NEOs, 2017 bonus targets as a percentage of base salary, were 105% for Mr. Hall and 75% for each of Messrs. Safian, Dawkins, McVeigh, Sondergaard and Waern. The maximum payout for 2017 bonus was 200% of target if the maximum level of EBITDA and CV were achieved; the minimum payout was $0 if

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minimum levels were not achieved. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)
Eugene A. Hall	0	953,607	1,907,214
Craig W. Safian	0	412,500	825,000
Alwyn Dawkins	0	348,708	697,416
David McVeigh	0	348,708	697,416
Peter Sondergaard	0	348,708	697,416
Per Anders Waern	0	348,708	697,416

The chart below describes the performance metrics applicable to our 2017 short–term incentive compensation element. When adopting these financial metrics, the Compensation Committee expressly reserved authority to exercise negative discretion to adjust our actual results to exclude the effects of the CEB acquisition. In December 2017, the Compensation Committee certified that the results for each performance metrics under the bonus plan were as follows:

2017 Performance Objective/ Weight	Target (100%)	< Minimum (0%)	=/> Maximum (200%)	Results
2017 EBITDA/50%	$501 million	$406 million	$537 million	$665 million
12/31/17 Contract Value/50%	$2,112 million	$1,713 million	$2,207 million	$2,185 million(1)

(1)	For the CV of L2, Inc., which we acquired in March 2017, the CV Result above only includes incremental increase in L2 CV since date of acquisition.

At the time targets were established, Gartner had not acquired CEB and the timeline of the completion of the acquisition (if at all) was uncertain. In order to establish the performance metrics in the required timeframe, the Compensation Committee set the targets based solely on heritage Gartner performance and the target 2017 EBITDA and CV values above represent double digit organic growth.

The Contract Value results in the table above represents CV of the heritage Gartner business in 2017, which translated to a payout percentage of 180.4%. For the EBITDA component, given it was not possible to separate EBITDA of heritage Gartner from heritage CEB, the EBITDA results above represent the results of the combined company in 2017 (including the results of CEB after the acquisition), which translated to a payout percentage of 200%. However, the Compensation Committee used its authority to reduce the payout percentage of the EBITDA metric to 120% based on an evaluation of the Company’s overall performance. Since each objective was weighted 50%, based on these results, the Compensation Committee determined that earned cash bonuses for each NEO (other than Mr. Waern) were 150.2% of target bonus amounts. These bonuses were paid in February 2018. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by our NEOs in 2017.

For Mr. Waern, pursuant to his separation agreement, his cash bonus was paid at target level on his separation date.

Long – Term Incentive Compensation (Equity Awards)

Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation awards–especially when they are assigned a combination of performance and time-based vesting criteria–induce enhanced performance, promote retention of executive officers and align executives’ personal rewards with long-term stock price appreciation, thereby integrating management and stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2014 Long-Term Incentive Plan (“2014 Plan”) and have determined that generally stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”) create the right balance of motivation, retention, alignment with stockholders and share utilization.

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SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and vested SARs may be exercised up to seven years from grant date. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of restricted stock units if and to the extent stipulated one-year performance goals are achieved. They can earn more units if the Company over-performs (up to 200% of their target number of units), and they will earn fewer units (and potentially none) if the Company under-performs. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Released shares have value even if our Common Stock price does not increase, which is not the case with SARs.

Consistent with weightings in prior years, when the compensation program was established in early 2017, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the 2014 Plan share pool, which is why we conveyed a larger portion of the 2017 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

As discussed under “—How the Company Determines Executive Compensation—Other Acquisition-Related Compensation Changes”, the Committee approved in mid-2017 an adjustment to the total target compensation of all the NEOs (other than Mr. Hall and Mr. Waern) of approximately 8% given the expanded roles and responsibilities of the management team as a result of the CEB acquisition. For 2017, the Committee approved a one-time, time-based restricted stock unit grant to raise the 2017 total target compensation of these NEOs to the new target level. We expect the mix of equity awards of each executive’s long-term incentive compensation to return to 30% and 70% of SARs and PSUs, respectively, going forward.

All SARs, PSUs and RSUs are earned, vest and, with respect to PSUs and RSUs, release 25% per year commencing one (1) year from grant and on each anniversary thereof, subject to continued service on the applicable vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for the 2017 PSUs was 200% of target if the maximum level of CV was achieved; the PSUs are subject to forfeiture if minimum levels of performance are not achieved.

The Compensation Committee approved CV (measured at December 31, 2017) as the performance measure underlying PSUs awarded in 2017. As noted earlier, we continue to believe that CV is the best performance metric to measure the long–term prospects of our business because it is predictive of future revenue.

The chart below describes the performance metrics applicable to the PSU portion of our 2017 long–term incentive compensation element measured on a foreign exchange neutral basis:

2017 Performance Objective/Weight	Target (100%)	Target Growth YOY	< Minimum (0%)	Maximum (200%)	Actual (measured at 12/31/17)	Payout (% of Target)	Actual Growth YOY
Contract Value/100%	$2,112 million	11%	$1,713 million	$2,207 million	$2,191 million[1]	185.7%	15.1%

(1)	For the CV of L2, Inc., which we acquired in March 2017, the Actual CV above only includes incremental increase in L2 CV since date of acquisition.
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The CV target represented double digit growth. Actual CV of the heritage Gartner business certified by the Compensation Committee in early 2018 was $2,191 million, exceeding the target amount. Based on this, the Compensation Committee determined that 185.7% of the target number of PSUs was earned based on the established performance goals. The PSUs were adjusted by this factor in early 2018 after certification of the achievement of this performance measure by the Compensation Committee, and 25% of the adjusted awards vested on the first anniversary of the grant date. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs in 2017.

With regard to Mr. Hall’s special acquisition award, all performance elements related to the CEB acquisition were met or exceeded and the Committee determined that the full target award should be earned, i.e., no negative discretion was applied. (See Executive Summary – 2017 – An Extraordinary Year for a discussion of the achievements in 2017 relating to the CEB acquisition.) This one-time award is included in the “Stock Awards” column for Mr. Hall in the Summary Compensation Table.

Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. This plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.

In order to further achieve our objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Employment Agreements With Executive Officers – Mr. Hall. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

OTHER COMPENSATION POLICIES AND INFORMATION

Executive Stock Ownership and Holding Period Guidelines

In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, officers may count shares directly held, as well as vested and unvested restricted stock units and PSUs, but not options or SARs.

Additionally, the Company imposes a holding period requirement on our executive officers. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2017, all the NEOs were in compliance with these guidelines.

Clawback Policy

The Company has adopted a clawback policy which provides that the Board of Directors (or a committee thereof) may seek recoupment to the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities

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or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash-based incentive compensation (bonuses) paid to the executive, cancellation of vested and unvested performance-based restricted stock units, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares.

Pursuant to the Dodd-Frank Act, the SEC has issued proposed rules applicable to the national securities exchanges (including the NYSE on which our Common Stock is listed for trading) prohibiting the listing of any security of an issuer that does not provide for the recovery of erroneously awarded incentive-based compensation where there has been an accounting restatement. We are awaiting adoption of the final SEC rules on this matter, at which time we will determine whether an amendment to our policy is necessary.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all executive officers and directors from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

Accounting and Tax Impact

In setting 2017 compensation, the Compensation Committee and management considered the potential impact of Code Section 162(m), which, as in effect at the time compensation decisions for 2017 were made, precluded a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its three other highest-paid officers (other than the chief financial officer). In addition, Section 162(m), as in effect at the time compensation decisions for 2017 were made, provided for certain exemptions to this limitation, specifically compensation that was performance-based (within the meaning of Section 162(m)) and issued under a stockholder-approved plan would not be subject to the deduction limitation. Beginning in 2018, as a result of the Tax Cuts and Jobs Act (“the Act”) that was enacted on December 22, 2017, this performance-based exemption has been eliminated and the individuals whose compensation is subject to the deduction limitation has been expanded to cover the chief financial officer and certain former named executive officers. Our 2017 short-term incentive (bonus) awards and the PSU component of the 2017 long-term incentive awards were designed to qualify for the performance-based exemption to Section 162(m) as in effect when those awards/opportunities were granted. While the performance-based exception no longer exists, we will continue to operate our programs based on our pay-for-performance philosophy. As was the case prior to the change in the tax code, the Compensation Committee reserves the right to issue awards to our named executive officers that are not tax deductible under Section 162(m) because the Compensation Committee may conclude that it is in the best interests of the Company and our stockholders.

Grant of Equity Awards

The Board of Directors has a formal policy with respect to the grant of equity awards under our equity plans. Under our 2014 Plan, equity awards may include stock options, stock appreciation rights, restricted stock awards (RSAs), restricted stock units and performance-based restricted stock units. The Compensation Committee may not delegate its authority with respect to Section 16 persons, nor in any other way which would jeopardize the plan’s qualification under Code Section 162(m) (as in effect prior to 2018) or Exchange Act Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Our 2014 Plan provides for a minimum vesting period of 12 months on all equity awards, subject to certain limited exceptions. It also prohibits the repricing of stock options and the surrender of any outstanding option to the Company as consideration for the grant of a new option with a lower exercise price without stockholder approval. It prohibits the granting of options with an exercise price less than the fair market value of the Company’s common stock on the date of grant, and a cash buyout of out-of-the-money options or SARs without stockholder approval. The plan also prohibits “liberal share recycling”.

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Consistent with the 2014 Plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under our equity Plan to Gartner employees (other than Section 16 reporting persons) on account of new hires, retention or promotion without the approval of the Compensation Committee. In 2017, the delegation of authority specified a maximum grant date award value of $500,000 per individual, and a maximum aggregate grant date award value of $7,000,000 for the calendar year, an increase from prior year’s authorization due to the acquisition of CEB. For purposes of this computation, in the case of RSAs, RSUs and PSUs, value is calculated based upon the fair market value (defined as the closing price on the date of grant as reported by the New York Stock Exchange) of a share of our Common Stock, multiplied by the number of RSAs, RSUs or PSUs awarded. In the case of options and SARs, the grant date value of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under the CEO-delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date, and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s proxy statement for the 2018 Annual Meeting of Stockholders.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs

Michael J. Bingle

Raul E. Cesan

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

Summary Compensation Table

This table describes compensation earned by our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (PEO) (5)	2017	908,197	6,889,130	2,523,939	1,432,317	120,647	11,874,230
	2016	901,584	5,608,763	2,403,764	1,203,451	125,308	10,242,870
	2015	875,324	5,193,290	2,225,705	1,215,044	125,170	9,634,533
Craig W. Safian, EVP & Chief Financial Officer (PFO)	2017	541,250	1,374,873	492,851	619,575	47,158	3,075,707
	2016	503,260	999,949	428,561	454,951	49,631	2,436,352
	2015	457,402	842,783	361,205	419,223	26,027	2,106,640
Alwyn Dawkins, EVP, Events	2017	461,559	1,076,004	386,189	523,759	43,530	2,491,041
	2016	448,115	834,385	357,588	398,769	48,036	2,086,893
	2015	435,063	772,577	331,090	392,545	44,728	1,976,003
David McVeigh, EVP, New Market Programs	2017	461,559	1,076,004	386,189	523,759	34,675	2,482,186
Peter Sondergaard, EVP, Research	2017	461,559	1,076,004	386,189	523,759	36,790	2,484,301
Per Anders Waern, Former EVP, Gartner Consulting	2017	424,602	901,042	386,189	348,708	699,519	2,760,060
	2016	448,115	834,385	357,588	398,769	50,078	2,088,935
	2015	435,063	772,577	331,090	392,545	44,571	1,975,846

(1)	All NEOs elected to defer a portion of their 2017 salary and/or 2017 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2017 deferred portion, and accordingly does not include amounts, if any, released in 2017 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), time-based restricted stock units, or RSUs (Stock Awards), and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. For 2017, Mr. Hall received an annual PSU award ($5,889,216) and a one-time special acquisition award ($999,914) (as discussed in the CD&A), and an annual SAR award. Messrs. Safian, Dawkins, McVeigh and Sondergaard each received an annual PSU award, a special RSU award, and an annual SAR award. Mr. Waern received an annual PSU award and an annual SAR award. For 2016 and 2015, each of the NEOs received an annual PSU award and an annual SAR award. The value reported for the annual PSU awards is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The potential maximum value of all PSUs (other than the one-time PSU award granted to Mr. Hall), assuming attainment of the highest level of the performance conditions, is
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200% of the target value. The grant date fair value of these PSUs assuming maximum payout is as follows: $11,778,432 (Mr. Hall); $2,299,811 (Mr. Safian); $1,802,083 (Messrs. Dawkins, McVeigh, Sondergaard and Waern). The potential maximum value of Mr. Hall’s one-time special acquisition award is 100% of the target value. All PSUs, RSUs and SARs are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 8 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional information.

(3)	Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See Employment Agreements With Executive Officers – Mr. Hall below.

Other Compensation Table

This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2017.

Name	Company Match Under Defined Contribution Plans (1)	Company Match Under Non-qualified Deferred Compensation Plan (2)	Other (3)	Total
Eugene A. Hall	7,200	77,293	36,154	120,647
Craig W. Safian	7,200	32,655	7,304	47,158
Alwyn Dawkins	7,200	27,221	9,109	43,530
David McVeigh	7,200	27,221	254	34,675
Peter Sondergaard	7,200	27,221	2,369	36,790
Per Anders Waern	7,200	8,751	683,568	699,519

(1)	Represents the Company’s 4% matching contribution in all years to the NEO’s 401(k) account (subject to limitations).

(2)	Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(3)	In addition to specified perquisites and benefits, includes other perquisites and personal benefits provided to the executive.

For Mr. Hall, includes a car allowance of $29,204 received by him per the terms of his employment agreement. Also includes a tax gross-up payment of $3,413 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of his spouse’s trip to the Company’s Winner’s Circle, which is a reward event for the Company’s top sales associates.

For Mr. Safian, includes a tax gross up payment of $3,767 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of his spouse’s trip to the Company’s Winner’s Circle.

For Mr. Dawkins, includes tax gross-up payments of $958 and $3,613 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of certain tax services he received and his spouse’s trip to the Company’s Winner’s Circle, respectively.
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For Mr. McVeigh, includes a tax gross-up payment of $94 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of his spouse’s trip to the Company’s Winner’s Circle.

For Mr. Sondergaard, includes tax gross-up payments of $958 and $200 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of certain tax services he received and his spouse’s trip to the Company’s Winner’s Circle, respectively.

For Mr. Waern, pursuant to his separation agreement, he received (i) a severance payment of $464,944 representing 52 weeks of his base salary, (ii) a payment of $50,000 for relocation expenses, (iii) tax preparation assistance of $30,000, (iv) other tax and other cash payment consideration of $85,000, and (v) $44,704 for his accrued but unused vacation days. He also received a tax gross-up payment of $958 and $3,423 that the Company paid to reimburse him on an after-tax basis for the income imputed in respect of certain tax services he received during the year and his spouse’s trip to the Company’s Winner’s Circle, respectively.

Grants of Plan-Based Awards Table

This table provides information about awards made to our NEOs in 2017 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), restricted stock units (RSUs) and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2014 Plan).

		Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			All other stock awards:	All other option awards:	Exercise	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of shares of stock or units (#)(2)	Number of securities underlying options (#)(2)	or Base Price of Option Awards ($/Sh) ($)(3)	Value of Stock and Option Awards ($)(4)
Eugene A. Hall	2/6/17	-	-	-	0	59,445 PSUs	118,890 PSUs	-	-	-	5,889,216
	2/6/17	-	-	-	0	10,093 PSUs	10,093 PSUs	-	-	-	999,914
	2/6/17	-	-	-	-	-	-	-	114,600 SARs	99.07	2,523,939
	-	0	953,607	1,907,214	-	-	-	-	-	-	-
Craig W. Safian	2/6/17	-	-	-	0	11,607 PSUs	23,214 PSUs	-	-	-	1,149,905
	2/6/17	-	-	-	-	-	-	-	22,378 SARs	99.07	492,851
	-	0	412,500	825,000	-	-	-	-	-	-	-
	8/10/17	-	-	-	-	-	-	1,921 RSUs	-	-	224,968
Alwyn Dawkins	2/6/17	-	-	-	0	9,095 PSUs	18,190 PSUs	-	-	-	901,042
	2/6/17	-	-	-	-	-	-	-	17,535 SARs	99.07	386,189
	-	0	348,708	697,416	-	-	-	-	-	-	-
	8/10/17	-	-	-	-	-	-	1,494 RSUs	-	-	174,962
David McVeigh	2/6/17	-	-	-	0	9,095 PSUs	18,190 PSUs	-	-	-	901,042
	2/6/17	-	-	-	-	-	-	-	17,535 SARs	99.07	386,189
	-	0	348,708	697,416	-	-	-	-	-	-	-
	8/10/17	-	-	-	-	-	-	1,494 RSUs	-	-	174,962
Peter Sondergaard	2/6/17	-	-	-	0	9,095 PSUs	18,190 PSUs	-	-	-	901,042
	2/6/17	-	-	-	-	-	-	-	17,535 SARs	99.07	386,189
	-	0	348,708	697,416	-	-	-	-	-	-	-
	8/10/17	-	-	-	-	-	-	1,494 RSUs	-	-	174,962
Per Anders Waern	2/6/17	-	-	-	0	9,095 PSUs	18,190 PSUs			-	901,042
	2/6/17	-	-	-	-	-	-	-	17,535 SARs	99.07	386,189
	-	0	348,708	697,416	-	-	-	-	-	-	-
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(1)	Represents cash bonuses that could have been earned in 2017 based solely upon achievement of specified financial performance objectives for 2017 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 105% for Mr. Hall, and 75% for each of Messrs. Safian, Dawkins, McVeigh, Sondergaard and Waern. Performance bonuses earned in 2017 and paid in February 2018 were adjusted to 150.2% of their target bonus, except in the case of Mr. Waern, who was paid his target bonus pursuant to his separation agreement on his separation date. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.

(2)	Represents the number of PSUs (including the annual PSU award and, in the case of Mr. Hall, the one-time special acquisition award) and SARs awarded to the NEOs on February 6, 2017, as well as RSUs awarded to Messrs. Safian, Dawkins, McVeigh and Sondergaard on August 10, 2017. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was adjusted to 185.7% of target in February 2018. The adjusted number of such PSUs awarded was: Mr. Hall – 110,389; Mr. Safian – 21,554; Messrs. Dawkins, McVeigh, Sondergaard and Waern – 16,889). All PSUs, RSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information. Pursuant to Mr. Waern’s separation agreement, all of his unvested PSUs and unvested SARs that were scheduled to vest in the 12 months following the separation date vested on his separation date. All his other unvested equity awards were forfeited.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.

Employment Agreements with Executive Officers

Our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company. No other NEO has an employment agreement with the Company.

Mr. Hall – Employment Agreement

The Company and Mr. Hall are parties to an Amended and Restated Employment Agreement pursuant to which Mr. Hall has agreed to serve as chief executive officer of the Company and is entitled to be nominated to the board of directors (the “CEO Agreement”) until December 31, 2021. The CEO Agreement provides for automatic one year renewals commencing on January 1, 2022, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.

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Under the CEO Agreement, Mr. Hall is entitled to the following annual compensation components:

Component	Description
Base Salary	➢ $908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus

➢  105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives

➢  The actual bonus paid may be higher or lower than target based upon over - or under - achievement of objectives, subject to a maximum actual bonus of 210% of base salary

Long – term incentive award

➢  Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”)

➢  The Annual Incentive Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee

➢  The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)

➢  The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under- achievement of such specified Company objectives

Other

➢  Car allowance

➢  All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability

➢  Entitled to be nominated for election to the Board

Termination and Related Payments – Mr. Hall

Involuntary or Constructive Termination (no Change in Control)

Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall

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terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused paid time off (“PTO”) through termination ➢ 36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➢ earned but unpaid bonus ➢ 300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award

➢   36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards

➢   a lump sum payment in cash equal to the value of any ungranted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period)

Other	➢ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36 month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Involuntary or Constructive Termination, and Change in Control

Within 24 months of a Change In Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., double trigger), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused PTO through termination ➢ 3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➢ any earned but unpaid bonus ➢ 3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award

➢   any ungranted but earned Annual Incentive Awards

➢   all unvested outstanding equity will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares

Other	➢ reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Immediately upon a Change In Control, all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will

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be exercisable as to all covered shares. Additionally, any ungranted, but accrued Annual Incentive Awards will be awarded prior to consummation of the Change in Control.

Should any payments received by Mr. Hall upon a Change In Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change In Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999 of the Code. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The CEO Agreement utilizes the 2014 Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.

In the CEO Agreement, Mr. Hall also agrees not to engage in any competitive activities and not to solicit Gartner employees for 36 months following termination of employment.

Termination and Related Payments – Other Executive Officers

In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change In Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➢ accrued base salary and unused PTO (not to exceed 25 days) through termination ➢ 12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards

➢   If terminated within 12 months of a Change in Control, all unvested outstanding equity will vest in full (upon adjustment if performance adjustment has not occurred on termination), and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited

➢   If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)

Other	➢ Reimbursement for up to 12 months’ COBRA premiums for executive and family

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement

For all equity awards made prior to 2015, in the case of termination due to death, disability or retirement (as defined), our executive officers are entitled to immediate vesting of all PSUs and SARs that would have vested (assuming continued service) during the 12 months following termination. Commencing with the 2015 equity awards, our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability,

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and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability – pre 2015 awards	➢ 12 months additional vesting upon event
Death or Disability – 2015 et seq. awards	➢ 100% vesting upon event
Retirement – not eligible	➢ Unvested awards forfeited
Retirement – pre 2015 awards - eligible	➢ 12 months additional vesting upon event
Retirement – 2015 et seq. awards – eligible	➢ If < 60 years of age, 12 months continued vesting ➢ If 60, 24 months continued vesting ➢ If 61, 36 months continued vesting ➢ If 62 or more, unvested awards vest in full in accordance with its term

In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement; if not, all unvested awards are forfeited upon retirement. Retirement eligibility is defined in our current equity award agreements as follows: (i) on the date of retirement the officer must be at least 55 years old and have at least 5 years continued service and (ii) the sum of the officer’s age and years of continued service must be 65 or greater. At December 31, 2017, of our NEOs, only Mr. Hall qualified for the additional vesting benefit upon retirement. Disability is defined in our current equity award agreements as total and permanent disability.

For all SAR awards prior to 2015, the SARs remain exercisable for the earlier of the applicable expiration date or one year from termination in the case of death, disability or retirement. Commencing with the 2015 SAR awards, the SARs remain exercisable for the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. In each case, upon termination for any other reason, vested SARs remain exercisable for the earlier of the applicable expiration date or 90 days from the date of termination. In the case of death, disability or retirement, unvested and unadjusted PSUs to which the officer is entitled will be adjusted based upon achievement of the related performance metric upon certification by the Compensation Committee. In all cases related to retirement, the officer must be retirement eligible.

Potential Payments Upon Termination or Change in Control

Employment Agreements With Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or upon a Change In Control, and the amounts payable assuming termination under various circumstances at December 31, 2017 are set forth below. In each case, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his deferred compensation plan account.

Mr. Hall, CEO

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to Mr. Hall had his employment been terminated on December 31, 2017 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below

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for a list of Mr. Hall’s unvested equity awards at the end of 2017. Mr. Hall was eligible for retirement benefits at December 31, 2017.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death or disability (value of unvested equity awards) (3)	Retirement (value of unvested equity awards) (4)	Change in Control (severance benefits) (5)	Change in Control (acceleration of unvested equity awards) (6)	Total Change in Control (5), (6)
7,909,395	43,668,715	51,578,111	48,067,959	43,668,715	7,077,900	41,794,206	48,872,106

(1)	Represents the sum of (w) three times base salary in effect at Termination Date; (x) 300% of the average actual bonus paid for the prior three years (2014, 2015 and 2016); (y) unpaid 2017 bonus; and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at rate in effect on the Termination Date).

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 29, 2017 (the last NYSE trading in 2017), or $123.15 (the “Year End Price”) of unvested PSUs that would have vested within 36 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 36 months following the Termination Date, multiplied by the number of such SARs. 2017 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2018.

(3)	Represents (x) the fair market value using the Year End Price of (i) unvested PSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date and (ii) all unvested PSUs awarded in 2015, 2016 and 2017, plus (y) the spread between the Year End Price and the exercise price for all (i) in-the-money SARs awarded prior to 2015 that would have vested within 12 months following the Termination Date and (ii) 100% of all in-the-money, unvested SARs awarded in 2015, 2016 and 2017, multiplied by the number of such SARs. 2017 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2018.

(4)	Represents (x) the fair market value using the Year End Price of (i) unvested PSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date and (ii) all unvested PSUs awarded in 2015, 2016 and 2017 that would have vested within 36 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all (i) in-the-money SARs awarded prior to 2015 that would have vested within 12 months following the Termination Date and (ii) all in-the-money, unvested SARs awarded in 2015, 2016 and 2017 that would have vested within 36 months following the Termination Date, multiplied by the number of such SARs. 2017 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2018.

(5)	Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2017 target bonus, (y) unpaid 2017 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(6)	Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2017 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

Other Named Executive Officers

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Messrs. Hall and Waern) had their employment been terminated on December 31, 2017 (the “Termination Date”) as a result of (i) involuntary termination without cause

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and/or constructive termination; (ii) death or disability; or (iii) a Change In Control. None of these NEOs were eligible for retirement benefits at December 31, 2017. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each NEO at the end of 2017.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Value of unvested equity awards (death, disability or retirement) (2)	Value of unvested equity awards (Change In Control) (3)	Total Change In Control (1), (3)
Craig W. Safian	1,188,499	8,101,108	6,876,135	8,064,634
Alwyn Dawkins	1,007,628	7,218,931	6,259,099	7,266,727
David McVeigh	1,013,849	5,298,238	4,338,407	5,352,256
Peter Sondergaard	1,007,628	7,218,931	6,259,099	7,266,727

(1)	Represents 12 months’ base salary in effect on the Termination Date plus the amount of health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices. Also includes 2017 bonus that was certified for payment by the Compensation Committee prior to yearend.

(2)	Represents (x) the fair market value using the Year End Price ($123.15) of (i) unvested PSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date, and (ii) 100% of unvested PSUs awarded in 2015, 2016 and 2017, plus (y) the spread between the Year End Price and the exercise price of (i) all in-the-money SARs awarded prior to 2015 that would have vested within 12 months following the Termination Date, and (ii) 100% of all in-the money unvested SARs awarded in 2015, 2016 and 2017, multiplied by the number of such SARs, in the event of death or disability, plus (z) the fair market value using the Year End Price of (i) unvested RSUs awarded prior to 2015 that would have vested within 12 months following the Termination Date, and (ii) 100% of unvested RSUs awarded in 2015, 2016 and 2017. 2017 PSUs are adjusted based upon applicable performance metrics. Messrs. Safian, Dawkins, McVeigh and Sondergaard were not eligible for retirement benefits on December 31, 2017 and would have forfeited all unvested equity had they retired on the Termination Date.

(3)	Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2017 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

For Mr. Waern, pursuant to his separation agreement, he received on his separation date: (i) a severance payment of $464,944, representing 52 weeks of his base salary; (ii) a 2017 bonus payment at target of $348,708; (iii) a payment of $50,000 for relocation expenses; (iv) tax preparation assistance of $30,000; (v) other tax and other cash payment consideration of $85,000; (vi) vesting of equity awards with a total value of $2,600,010 (based on the closing price of our Common Stock on the applicable vesting date); and (vii) $44,704 for his accrued but unused vacation days.

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Outstanding Equity Awards at Fiscal Year-End Table

This table provides information on each option (including SARs) and stock (including RSUs and PSUs) award held by each NEO at December 31, 2017. All performance criteria associated with these awards (except for the 2017 PSU award (see footnote 4)) were fully satisfied as of December 31, 2017, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 29, 2017 (the last business day of the year), which was $123.15. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

		Option Awards				Stock Awards
Name Executive Officer		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall
	(1), (5)	101,236	33,745	64.64	2/10/21	31,515	3,881,072	-	-
	(2), (5)	63,376	63,374	77.92	2/9/22	53,252	6,557,984	-	-
	(3), (5)	36,426	109,277	80.06	2/8/23	85,119	10,482,405	-	-
	(4), (5)	-	114,600	99.07	2/6/24	-	-	118,890	14,641,304
	(8)					10,093	1,242,953
Craig W. Safian
	(1)	-	-	-	-	1,740	214,281	-	-
	(2), (5)	10,286	10,284	77.92	2/9/22	8,641	1,064,139	-	-
	(3), (5)	6,495	19,482	80.06	2/8/23	15,174	1,868,678	-	-
	(4), (5)	-	22,378	99.07	2/6/24	-	-	23,214	2,858,804
	(6)	-	-	-	-	1,783	219,576	-	-
	(7)	-	-	-	-	1,921	236,571	-	-
Alwyn Dawkins
	(5)	18,905	-	49.37	2/12/20	-	-	-	-
	(1), (5)	15,060	5,020	64.64	2/10/21	4,688	577,327	-	-
	(2), (5)	9,428	9,427	77.92	2/9/22	7,922	975,594	-	-
	(3), (5)	5,419	16,256	80.06	2/8/23	12,662	1,559,325	-	-
	(4), (5)	-	17,535	99.07	2/6/24	-	-	18,190	2,240,099
	(7)	-	-	-	-	1,494	183,986	-	-
David McVeigh
	(9)	-	-	-	-	2,861	352,332	-	-
	(3), (5)	5,419	16,256	80.06	2/8/23	12,662	1,559,325	-	-
	(4), (5)	-	17,535	99.07	2/6/24	-	-	18,190	2,240,099
	(7)	-	-	-	-	1,494	183,986	-	-
Peter Sondergaard
	(5)	20,239	-	37.81	2/09/19	-		-	-
	(5)	18,905	-	49.37	2/12/20	-	-	-	-
	(1), (5)	15,060	5,020	64.64	2/10/21	4,688	577,327	-	-
	(2), (5)	9,428	9,427	77.92	2/9/22	7,922	975,594	-	-
	(3), (5)	5,419	16,256	80.06	2/8/23	12,662	1,559,325	-	-
	(4), (5)	-	17,535	99.07	2/6/24	-	-	18,190	2,240,099
	(7)	-	-	-	-	1,494	183,986	-	-
Per Anders Waern (10)		-	-	-	-	-	-	-	-
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(1)	Vest 25% per year commencing 2/10/15.
(2)	Vest 25% per year commencing 2/9/16.
(3)	Vest 25% per year commencing 2/8/17.
(4)	Vests 25% per year commencing 2/6/18. The market value of the Stock Award is presented at maximum level (200%), and the amount ultimately awarded could range from 0% to 200% of the target award. After certification of the applicable performance metric in February 2018, the amount actually awarded on account of Stock Awards was adjusted to 185.7% of target. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan – Based Awards Table.
(5)	The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.
(6)	Vest 25% per year commencing 6/13/15.
(7)	Vest 25% per year commencing 8/10/18.
(8)	Vest 25% per year commencing 2/6/18. No adjustment factor applied to Mr. Hall’s special acquisition award.
(9)	Vest 25% per year commencing 9/15/16.
(10)	Mr. Waern did not hold any option or stock award at December 31, 2017.

Option Exercises and Stock Vested Table

This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2017 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	130,749	8,957,614	113,433	11,377,463
Craig W. Safian	N/A	N/A	14,928	1,529,022
Alwyn Dawkins	20,239	1,287,403	16,762	1,681,167
David McVeigh	N/A	N/A	5,652	590,769
Peter Sondergaard	18,794	1,490,176	16,762	1,681,167
Per Anders Waern	39,416	1,500,032	31,906	3,497,690

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.

(2)	Represents PSUs and RSUs awarded in prior years as long-term incentive compensation that released in 2017.

(3)	Represents the number of shares that released multiplied by the market price of our Common Stock on the release date.

Non-Qualified Deferred Compensation Table

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation in 2017 was expected to exceed $325,000. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2017 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

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Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly instalments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2017 by the participating Named Executive Officers, the Company’s matching contributions, 2017 earnings, aggregate withdrawals and distributions and account balances at year end(1):

			Aggregate	Aggregate
	Executive	Company	Earnings	Withdrawals/	Aggregate
	Contributions	Contributions	(loss) in	Distributions	Balance at
Name	in 2017 (2)	in 2017 (3)	2017	in 2017	12/31/17 (4)
Eugene A. Hall	84,466	77,293	119,962	(147,532)	740,516
Craig W. Safian	45,260	32,655	19,951	-	200,370
Alwyn Dawkins	39,877	27,221	27,848	(154,727)	198,240
David McVeigh	34,414	27,221	7,913	-	98,309
Peter Sondergaard	34,414	27,221	41,547	-	572,943
Per Anders Waern	32,863	8,751	89,193	-	603,455

(1)	Contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.

(2)	Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.

(3)	Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.

(4)	Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2017.

Pay Ratio

The 2017 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2017, other than our CEO, Mr. Hall, was $126,646; Mr. Hall’s 2017 annual total compensation was $11,874,230 and the ratio of these amounts was 1-to-94.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described below. For these purposes, we identified the median compensated employee using the base salary determined as of December 31, 2017 and target cash incentives for the 2017 performance year, which amounts were annualized for any employee who did not work for the entire year. Our employee population consisted of all worldwide associates of heritage Gartner (i.e., we excluded 4,617 CEB associates since 2017 was the year of the acquisition). Based on our consistently applied compensation measure, we identified a group of 10 associates within 0.2% of the median amount and calculated annual total compensation in accordance with Summary Compensation Table requirements for these associates to identify our median compensated employee.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

	Column A	Column B	Column C
Plan Category (1)	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (2)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (2)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A)
2003 Long - Term Incentive Plan	596,207	58.33	-
2014 Long – Term Incentive Plan	2,304,622	85.40	6,209,275
2011 Employee Stock Purchase Plan	-	-	800,698
Total (3)	2,900,829	76.76	7,009,973

(1)	All the plans set forth in this table were approved by shareholders.

(2)	Column A includes 1,183,998 SARs, 1,607,817 PSUs and RSUs, and 109,014 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in column B.

(3)	In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB. These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2017, there were a total of 386,083 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.
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PROPOSAL TWO:

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 17–30, including, in particular, the information concerning Company performance included in the Executive Summary on pages 17–19 and highlights of our Compensation Practices on pages 19–20.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➢	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and market place;
➢	the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;
➢	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➢	the alignment of our executive compensation programs with stockholder value through heavily weighted performance- based compensation elements.

As noted in the Executive Summary on commencing on page 17, 2017 was another year of record achievement for Gartner, largely as a result of the achievements, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of March 30, 2018 (including shares that will release or are or will become exercisable within 60 days following March 30, 2018) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 91,040,171 shares of Common Stock outstanding on March 30, 2018. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. The amounts shown do not include CSEs that release upon termination of service as a director, or deferred RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Michael J. Bingle	28,365	*
Peter E. Bisson	1,743	*
Richard J. Bressler	20,972	*
Raul E. Cesan (1)	94,692	*
Karen E. Dykstra (2)	21,035	*
Anne Sutherland Fuchs	25,081	*
William O. Grabe	130,938	*
Stephen G. Pagliuca	55,897	*
Eileen Serra	-	-
James C. Smith (3)	1,058,044	1.2
Eugene A. Hall (4)	1,505,381	1.6
Craig W. Safian (5)	62,729	*
Alwyn Dawkins (6)	100,482	*
David McVeigh (7)	25,190	*
Peter Sondergaard (8)	193,733	*
Per Anders Waern	-	-
All current directors, NEOs and other executive officers as a group (23 persons) (9)	3,664,867	4.0
Baron Capital Group, Inc. (10) 767 Fifth Avenue, New York, NY 10153	7,047,510	7.7
Blackrock, Inc. (11) 40 East 52nd Street, New York, NY 10022	6,750,760	7.4
The Vanguard Group, Inc. (12) 100 Vanguard Blvd., Malvern, PA 19355	8,936,384	9.8
Janus Henderson Group plc (13) 201 Bishopgate, London X0 EC2M 3AE, United Kingdom	4,999,954	5.5
Select Equity Group, L.P. (14) 380 Lafayette Street, 6th floor, New York, NY 10003	4,749,227	5.2
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*	Less than 1%

(1)	Includes 30,000 shares held by a family foundation as to which Mr. Cesan may be deemed a beneficial owner.

(2)	Includes 2,812 RSU shares that will release within 60 days.

(3)	Includes 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(4)	Includes 331,546 vested and exercisable stock appreciation rights (“SARs”).

(5)	Includes 34,012 vested and exercisable SARs.

(6)	Includes 68,349 vested and exercisable SARs.

(7)	Includes 15,222 vested and exercisable SARs.

(8)	Includes 88,588 vested and exercisable SARs.

(9)	Includes 2,357 RSUs shares that will release within 60 days, and 732,003 vested and exercisable SARs.

(10)	Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on February 14, 2018. Baron Capital Group, Inc. has shared voting power of 6,751,210 shares and shared dispositive power of 7,047,510 shares. BAMCO, Inc. has shared voting power of 6,539,490 shares and shared dispositive power of 6,835,790 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 211,720 shares. Mr. Baron has shared voting power of 6,751,210 shares and shared dispositive power of 7,047,510 shares.

(11)	Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2018. BlackRock, Inc. has sole voting power over 5,954,592 shares and sole investment power over 6,750,760 shares.

(12)	Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2018. The Vanguard Group has sole voting power over 131,840 shares and has sole investment power over 8,778,664 shares. The Vanguard Group has shared voting power over 31,426 shares and shared investment power over 157,720 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 100,655 shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 87,811 shares as a result of VIA serving as investment manager of Australian investment offerings.

(13)	Beneficial ownership information is based on a Schedule 13G filed by Janus Henderson Group plc with the SEC on February 12, 2018. Janus Henderson Group plc has shared voting power and shared investment power with respect to all of the shares.

(14)	Beneficial ownership information is based on a Schedule 13G filed by Select Equity Group, L.P. (“Select”) and George S. Loening (“Loening”), who is the majority owner of Select and managing member of its general partner, with the SEC on February 14, 2018. Select and Loening have shared voting power and shared investment power with respect to all of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its officers and directors pursuant to powers of attorney issued by the officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, there were no late filings in 2017.

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TRANSACTIONS WITH RELATED PERSONS

Gartner provides products and services to over 12,000 organizations in over 100 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

Since January 1, 2017, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

49

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2018 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2017 and 2016, and fees for other services rendered by KPMG during those periods :

Types of Fees	2016 ($)	2017 ($)
Audit Fees	2,857,000	5,125,000
Audit-Related Fees	28,000	235,000
Tax Fees	545,000	836,000
All Other Fees	3,000	-
Total Fees	3,433,000	6,196,000

Audit Fees

Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal control over financial reporting, and reviews of the Company’s quarterly financial information contained in its Quarterly Reports on Form 10-Q, as well as services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements and issuance of comfort letters.

Audit-Related Fees

Audit-related fees relate to professional services rendered by KPMG principally for certain attestation services and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees relate to professional services rendered by KPMG for permissible tax compliance, tax advice and tax planning services.

All Other Fees

This category of fees covers all fees for any permissible service not included in the above categories.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific

50

types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed as projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2017 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2017. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler
Karen E. Dykstra
James C. Smith

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2018.

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MISCELLANEOUS

Stockholder Communications

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

Available Information

Our website address is www.gartner.com. The investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, current electronic printable copies of our:

➢	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➢	Global Code of Conduct, which applies to all Gartner officers, directors and employees
➢	Board Principles and Practices, the corporate governance principles that have been adopted by our Board
➢	Audit Committee Charter
➢	Compensation Committee Charter
➢	Governance/Nominating Committee Charter

This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

Process for Submission of Stockholder Proposals for our 2019 Annual Meeting

The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at www.investor.gartner.com, under the “Corporate Governance” link, and are summarized below. This summary is qualified by reference to the full Bylaw provision.

If you are a stockholder of record and you want to make a proposal for consideration at the 2019 Annual Meeting without having it included in our proxy materials, we must receive your written notice not less than 90 days prior to the 2019 Annual Meeting; provided, however, that if we fail to give at least 100 days prior notice of this meeting, then we must receive your written notice not more than 10 days after the date on which notice of the 2019 Annual Meeting is mailed.

A stockholder’s notice must set forth certain required information including: (i) a brief description of the business to be brought before the meeting and the reasons therefore; (ii) the name and address of the proposing stockholder and certain associated persons; (iii) the number of shares of Common Stock held by such stockholder and associated persons; (iv) a description of any hedging transactions entered into by such stockholder and persons; (v) any material interest of such stockholder and associated persons in the business to be conducted; and (vi) a statement as to whether a proxy statement and form of proxy will be delivered to other stockholders. In addition, certain information in the notice must be supplemented as of the record date for the meeting. If the stockholder business involves director nominations, the stockholder’s notice must also contain detailed information concerning the nominee, including name, age, principal occupation, interests in Common Stock, any other information regarding the nominee that would be required to be included in a proxy statement under the rules of the SEC had the proposal been made by management, and an acknowledgment by the nominee of the fiduciary duties owed by a director to a corporation and its stockholders under Delaware law. If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2019 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

52

Additionally, if you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal no later than December 11, 2018, and it must comply with the requirements of Exchange Act Rule 14a-8. All stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at www.investor.gartner.com. A copy of the 2017 10-K is also contained in our 2017 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2017 10-K will be mailed to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.

By Order of the Board of Directors

Jules Kaufman
Corporate Secretary

Stamford, Connecticut
April 10, 2018

53

Gartner

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
SAMFORD, CT 06904-2212

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposal 1.

1. Election of Directors To be elected for terms expiring in 2019:
Nominees

		For	Against	Abstain			For	Against	Abstain

1a.	Michael J. Bingle	☐	☐	☐	1k.	James C. Smith	☐	☐	☐

1b.	Peter E. Bisson	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.
							For	Against	Abstain
1c.	Richard J. Bressler	☐	☐	☐
					2.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
1d.	Raul E. Cesan	☐	☐	☐

1e.	Karen E. Dykstra	☐	☐	☐	3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2018.	☐	☐	☐

1f.	Anne Sutherland Fuchs	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1g.	William O. Grabe	☐	☐	☐

1h.	Eugene A. Hall	☐	☐	☐

1i.	Stephen G. Pagliuca	☐	☐	☐

1j.	Eileen Serra	☐	☐	☐

Please sign as name appear hereon. Joint owners Should sign. when signing as attorney, executor, administrator, trustee or guardian, Please give full title as such.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GARTNER, INC.

The undersigned hereby appoints Eugene A. Hall, Craig W. Safian and Jules P. Kaufman and each of them, with the power to act without the other and with power of substituion, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. Common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held May 24, 2018, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINESS UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)